UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2010

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue

Lake Success, New York 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 472-5400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 25, 2010, Broadridge Financial Solutions, Inc. (“Broadridge” or the “Company”) completed the previously disclosed sale of the contracts of substantially all of the securities clearing clients of its wholly owned subsidiary, Ridge Clearing & Outsourcing Solutions, Inc. (“Ridge”), to Penson Financial Services, Inc. (“PFSI”), a wholly owned subsidiary of Penson Worldwide, Inc. (“PWI”), pursuant to an asset purchase agreement, dated as of November 2, 2009 (the “Asset Purchase Agreement”).

Under the terms of the Asset Purchase Agreement, as amended by the Amendment Agreement (defined below), Broadridge received an aggregate purchase price of approximately $35.2 million (the “Purchase Price”) from PWI consisting of (a) a five-year subordinated note (the “Seller Note”) payable by PWI in the principal amount of approximately $20.6 million and bearing interest at an annual rate of approximately 6.0%, and (b) 2,455,627 shares of PWI’s common stock (the “PWI Common Stock”), representing approximately 9.5% of the issued and outstanding shares of PWI’s common stock as of May 31, 2010, at the closing price of PWI’s common stock on June 25, 2010 of $5.95 per share. The Purchase Price will be subject to certain adjustments post-closing upon the occurrence of agreed upon events including adjustments to reflect certain recently signed Ridge correspondent clearing contracts.

Concurrent with entering into the Asset Purchase Agreement, Broadridge and PWI entered into a master services agreement (the “Outsourcing Agreement”). Under the Outsourcing Agreement, Ridge will provide securities processing and back-office support services to PFSI. This agreement includes selective processing services for PFSI’s existing securities processing operations and back-office functions, as well as selective processing services related to the clearing client contracts acquired by PFSI from Ridge.

Concurrent with the closing of the transaction, the parties entered into a number of ancillary agreements, including a Stockholder’s and Registration Rights Agreement, an Amendment, Assignment and Assumption Agreement (the “Assignment Agreement”) and an Amendment Agreement (the “Amendment Agreement” and together with the Assignment Agreement, the “Amendment Agreements”), and agreed to the principal terms of a Joint Selling Agreement.

The Stockholder’s and Registration Rights Agreement restricts the transfer of the PWI Common Stock for a period of one year from the closing of the transaction. Thereafter, Broadridge will be entitled to one demand registration right and piggy back registration rights, subject to customary terms and conditions. In addition, following expiration of the one-year restricted period, Broadridge will be entitled to sell the PWI Common Stock as permitted under Rule 144. In the event PWI redeems or repurchases any of its common stock, it will repurchase the PWI Common Stock on a pro rata basis on the same terms and conditions so that Broadridge’s beneficial ownership of PWI’s common stock will not exceed 9.9% of PWI’s issued and outstanding common stock following any such repurchases or redemptions.

Pursuant to the Assignment Agreement, SAI Holdings, Inc. (“SAI”), PFSI’s parent corporation and wholly owned subsidiary of PWI, acquired the rights and liabilities under the Asset Purchase Agreement and transferred to PFSI the right to receive the correspondent clearing contracts assigned pursuant to the Asset Purchase Agreement at closing.

Pursuant to the Amendment Agreements, PWI, PFSI, SAI, Broadridge and Ridge, among others, agreed to a number of amendments to the terms of the Asset Purchase Agreement, the Outsourcing Agreement and certain related agreements and documents. Amendments include certain adjustments to the Purchase Price and amounts payable pursuant to the Outsourcing Agreement. Additionally, the term of the Outsourcing Agreement was extended by one year, and the scope of services subject to the Outsourcing Agreement was revised. The parties also finalized the correspondent clearing contracts to be assigned pursuant to the Asset Purchase Agreement and made specific provision for the treatment of certain contracts to take account of changed circumstances not contemplated in the original Asset Purchase Agreement. The Amendment Agreements also finalized the terms of certain documents delivered at closing and deferred the delivery of certain agreements pending further discussion among the parties.

The Joint Selling Agreement to be entered into by Broadridge, Ridge, PWI and PFSI is anticipated to have a term concurrent with the term of the Outsourcing Agreement. Under the Joint Selling Agreement, the parties will engage in activities to offer, in the case of PFSI, Ridge’s self-clearing and securities processing solutions, and in the case of Ridge, PFSI and its affiliates’ correspondent clearing solutions, and will mutually agree to fee arrangements with respect to activities contemplated by the Joint Selling Agreement.

The Seller Note is subordinated to PWI bank debt and $200,000,000 principal amount of PWI’s 12.50% Senior Second Lien Secured Notes due 2017 (the “2017 Notes”), and is subject to customary subordination provisions. Therefore, among other things, in the event there is a payment default, or other event of default that would permit acceleration of PWI bank debt or acceleration of the obligations owed with respect to the 2017 Notes, payment on the Seller Note will be blocked for up to 270 days in any twelve-month period.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release announcing the closing of the sale transaction and the Outsourcing Agreement is furnished herewith as Exhibit 99.1. The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

The securities clearing assets and liabilities of Broadridge disposed of in connection with the sale transaction described in Item 1.01 above have been classified as “Discontinued Operations” in the Company’s unaudited condensed consolidated financial statements for the quarter ended December 31, 2009, and Note 7 thereto, which are included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on February 4, 2010, and in the Company’s unaudited condensed consolidated financial statements for the quarter ended March 31, 2010, and Note 6 thereto, which are included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2010.

Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Press release of Broadridge Financial Solutions, Inc. dated June 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2010

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/S/ DAN SHELDON
Name:	Dan Sheldon
Title:	Vice President, Chief Financial Officer